Exhibit 10.20(a)

CABOT OIL & GAS CORPORATION

SAVINGS INVESTMENT PLAN

(As Amended and Restated Effective January 1, 2001)

First Amendment

Cabot Oil & Gas Corporation, a Delaware corporation (the “Company”), having established the Cabot Oil & Gas Corporation Savings Investment Plan, as amended and restated January 1, 2001 (the “Plan”), and having reserved the right under Section 10.4 thereof to amend the Plan, does hereby amend the Plan, to make certain law changes, including those which reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This Amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment. Except as otherwise provided, this Amendment shall be effective as of January 1, 2002.

1. The definition of “Compensation” in Section 1.11 of the Plan is hereby amended by adding the following sentence to the end thereof:

“Effective as of January 1, 2002, Compensation taken into account under the Plan for any Member during a Plan Year beginning on or after January 1, 2002 shall not exceed $200,000 (or such other amount provided under Section 401(a)(17) of the Code), as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.”

2. The definition of “Rollover Amount” in Section 1.37 of the Plan is hereby amended by adding the following paragraph to the end thereof:

“Effective January 1, 2002, “Rollover Amount” may also include a transfer of assets made on or after January 1, 2002, from the following types of plans: (i) a qualified plan described in 403(a) of the Code, including employee after-tax contributions; (ii) a qualified plan described in Section 403(b) of the Code, including employee after-tax contributions; and (iii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan will also accept a transfer of assets made on or after January 1, 2002, from the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income. Notwithstanding the forgoing, no transfer of assets will be accepted if, upon acceptance of such transfer, the Plan would thereafter be required to provide for distributions in the form of life annuities.”

3. Section 2.15 of the Plan is hereby amended in its entirety to read as follows:

“2.15 Presenting Claims for Benefits: A ‘Claims Administrator’ shall be appointed by the Committee or, absent such appointment, shall be the Company’s director of benefits, with such Claims Administrator authorized by the Committee to conduct the initial review and render a decision as provided in this Section for all claims for benefits under the Plan. The Committee shall establish administrative processes and safeguards to ensure that benefit determinations made pursuant to this Section 2.15 are made in accordance with the Plan and have been made and applied consistently to similarly situated claimants. Any Participant, Beneficiary of any deceased Participant, or the authorized representative of such claimant (collectively, the “Applicant”) may submit written application to the Claim Administrator for the payment of any benefit asserted to be due him under the Plan. Such application shall set forth the nature of the claim and such other information as the Claim Administrator may reasonably request. Promptly upon the receipt of any application required by this Section, the Claim Administrator shall determine whether or not the Participant or Beneficiary involved is entitled to a benefit hereunder and, if so, the amount thereof and shall notify the Applicant of its findings.

(a) Non-Disability Claims. Except as provided in Section 2.15(b) below, if a claim is wholly or partially denied, the Claim Administrator shall so notify the Applicant within ninety (90) days after receipt of the application by the Claims Administrator, unless special circumstances require an extension of time for processing the application. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Applicant prior to the end of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Claim Administrator expects to render its final decision. Notice of the Claim Administrator’s decision to deny a claim in whole or in part shall be set forth in a manner calculated to be understood by the Applicant and shall contain the following:

(i) the specific reason or reasons for the denial,

(ii) specific reference to the pertinent Plan provisions on which the denial is based,

(iii) a description of any additional material or information necessary for the Applicant to perfect the claim and an explanation of why such material or information is necessary,

(iv) an explanation of the claims review procedure, including applicable time limits, as set forth in Section 2.16 hereof, and

(v) a statement of the claimant’s right to bring a civil suit under Section 502(a) of ERISA following a denial on subsequent review.

(b) Disability Claims. If a claim for benefits based upon a Participant’s disability is wholly or partially denied, the Claim Administrator shall so notify the Applicant within forty-five (45) days after receipt of the application by the Claims Administrator, unless special circumstances require an extension of time for processing the application. If such an extension of time for processing is required, the time for processing may be extended for up to 30 days, if the Claim Administrator determines that the extension is necessary due to matters beyond the control of the Claim Administrator or the Plan and notifies the Applicant, before the expiration of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the claim decision is expected to be made. If, before the end of this 30-day extension period, the Claim Administrator determines that, due to matters beyond the control of the Claim Administrator or the Plan, a decision cannot be rendered within that initial 30-day extension period, an additional 30-day extension may apply if the Applicant is given a notice satisfying the requirements set forth above for the first 30-day extension. Any notice of extension must specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. The Applicant will be given at least 45 days in which to provide the specified information. In the event that the extension is a result of an Applicant’s failure to submit information necessary to decide a claim, the period in which the determination must be made will be tolled from the date on which the notification of the extension is sent to the Applicant until the date the Applicant responds to the request for additional information.

Notice of the Claims Administrator’s decision to deny a claim in whole or in part shall be set forth in a manner calculated to be understood by the Applicant and must contain the information described in clauses (i) through (v) of Section 2.15(a). Additionally, the notice of denial must include:

(i) If any internal rule or guideline was relied on in denying the claim, either the specific rule or guideline, or a statement that such a rule or guideline was relied on in denying the claim and that a copy of that rule or guideline will be provided to the Applicant free of charge on request; and

(ii) If the claim denial is based on an exclusion or limit related to medical necessity or experimental treatment, either an explanation of the scientific or clinical judgment for the determination as applied to the involved claimant’s circumstances, or a statement that such an explanation will be provided to the Applicant free of charge upon request.”

4. Section 2.16 of the Plan is hereby amended in its entirety to read as follows:

“2.16 Claims Review Procedure: Upon the Claims Administrator’s denial, in whole or in part of a benefit applied for under Section 2.15, an Applicant shall have the right by written to appeal such denial as set forth in this Section 2.16. Benefits under the Plan will only be paid if the Committee decides in its discretion that the claimant involved is entitled to them. The Committee shall establish administrative processes and safeguards to ensure that benefit determinations made pursuant to this Section 2.16 are made in accordance with the Plan and have been made and applied consistently to similarly situated claimants. Except as may be otherwise required by law, the decision of the Committee on review of the claim denial shall be binding on all parties when the Applicant has exhausted the claims procedure under this Section 2.16.

(a) Non-Disability Claims – General Rules. If an application filed by the Applicant under Section 2.15(a) above shall result in a denial by the Claim Administrator of the benefit applied for, either in whole or in part, such Applicant shall have the right, to be exercised by written request filed with the Committee within sixty (60) days after receipt of notice of the denial of the application for a review of the application and of the entitlement to the benefit for which the Applicant applied. Such request for review may contain such additional information and comments as the Applicant may wish to present.

The Committee shall reconsider the application in light of such additional information and comments as the Applicant may have presented, and if the Applicant shall have so requested, shall afford the Applicant or his designated representative a hearing before the Committee. Upon request, the Committee shall provide, free of charge, the Applicant or his designated representative with copies of all “relevant documents” (within the meaning of Department of Labor regulation Section 2560.503-1(m)(8)) (“Relevant Documents”) in its possession, including copies of the Plan document and information provided by the Company relating to the Applicant’s entitlement to such benefit.

The Committee shall render a decision and notify the Applicant of the Committee’s determination on review no later than 60 days after receipt of the Applicant’s request for review, unless the Committee determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim. If the Committee determines an extension of time for processing is required, written notice of the extension shall be furnished to the Applicant prior to the termination of the initial 60-day period. In no event, shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstance requiring an extension of time and the date by which the Committee expects to render the determination on review. In the event that the extension is a result of an Applicant’s failure to submit information necessary to decide a claim, the period in which the determination must be made will be tolled from the date on which the notification of the extension is sent to the Applicant until the date the Applicant responds to the request for additional information.

Notice of the Committee’s final decision shall be furnished to the Applicant in writing, in a manner calculated to be understood by him, and if the Applicant’s claim on review is denied in whole or in part, the notice shall set forth:

(i) the specific reason or reasons for the denial; and

(ii) specific reference(s) to the pertinent plan provision(s) on which the denial is based; and

(iii) the Applicant’s right to receive upon request, free of charge, reasonable access to, and copies of, all Relevant Documents, records and other information to his claim; and

(iv) the claimant’s right to bring a civil action under Section 502(a) of ERISA.

(b) Non-Disability Claims – Special Rules. Notwithstanding any other provision of Section 2.16(a), in the event that the Committee holds regularly scheduled meetings at least quarterly, the provisions of this Section 2.16(b) will apply and control, to the extent that this Section 2.16(b) is inconsistent with the provisions of Section 2.16(a). Specifically, in the event that the Committee holds regularly scheduled meetings at least quarterly, the Committee shall render a determination on review of a non-disability claim no later than the date of the Committee meeting next following receipt of the request for review, except that (i) a decision may be rendered no later than the second following Committee meeting if the request is received within 30 days of the first meeting and (ii) under special circumstances which require an extension of time for rendering a decision (including but not limited to the need to hold a hearing), the decision may be rendered not later than the date of the third Committee meeting following the receipt of the request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Applicant prior to the commencement of the extension. In the event that the extension is a result of an Applicant’s failure to submit information necessary to decide a claim, the period in which the determination must be made will be tolled from the date on which the notification of the extension is sent to the Applicant until the date the Applicant responds to the request for additional information.

Additionally, no later than five (5) days after the Committee has reached a final determination on review under this Section 2.16(b), notice of the Committee’s final decision shall be furnished to the Applicant in writing, in the manner descried in Section 2.16(a).

(c) Disability Claims. If an application filed by an Applicant under Section 2.15(b) above shall result in a denial by the Claims Administrator of the disability based benefit applied for, either in whole or in part, such Applicant shall have the right, to be exercised by written request filed with the Committee within one-hundred and eighty (180) days after receipt of notice of the denial of the application, for a review of the application and of the entitlement to the benefit for which the Applicant applied. Such request for review may contain such additional information and comments as the Applicant may wish to present.

The Committee shall reconsider the application in light of such additional information and comments as the Applicant may have presented, and if the Applicant shall have so requested, shall afford the Applicant or his designated representative a hearing before the Committee. Upon request, the Committee shall provide, free of charge, the Applicant or his designated representative with copies of all Relevant Documents in its possession, including copies of the Plan document and information provided by the Company relating to the involved claimant’s entitlement to such benefit. Additionally, the following requirements shall be imposed upon the Committee in reconsidering an Applicant’s request:

(i) The Committee’s review will not give deference to the original claim denial, and the review will not be made by the person who made the original claim denial, or a subordinate of that person;

(ii) In deciding an appeal of any claim denial that is based in any way on a medical judgment, the Committee will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment;

(iii) The health care professional consulted by the Committee will not be an individual who was consulted in connection with the original claim denial or a subordinate of any such individual; and

(iv) The Applicant will be provided the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claim denial, even if the advice was not relied upon in making the claim denial.

The Committee shall render a decision and notify the Applicant of the Committee’s determination on review within a reasonable period of time, but not later than 45 days after receipt of the Applicant’s request for review, unless the Committee determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim. If the Committee determines an extension of time for processing is required, written notice of the extension shall be furnished to the Applicant prior to the termination of the initial

45-day period. In no event, shall such extension exceed a period of 45 days from the end of the initial period. The extension notice shall indicate the special circumstance requiring an extension of time and the date by which the Committee expects to render the determination on review. In the event that the extension is a result of an Applicant’s failure to submit information necessary to decide a claim, the period in which the determination must be made will be tolled from the date on which the notification of the extension is sent to the Applicant until the date the Applicant responds to the request for additional information.

Notice of the Committee’s final decision shall be furnished to the Applicant in writing, in a manner calculated to be understood by him, and if the Applicant’s claim on review is denied in whole or in part, the notice shall contain the information described in clauses (i) through (iv) of Section 2.16(a). Additionally, the notice of denial shall include:

(i) If any internal rule or guideline was relied on in denying the claim on appeal, either the specific rule or guideline, or a statement that such a rule or guideline was relied on in denying the claim and that a copy of that rule or guideline will be provided to the Applicant free of charge on request; and

(ii) If the claim denial on appeal is based on an exclusion or limit like medical necessity or experimental treatment, either an explanation of the scientific or clinical judgment for the determination as applied to the involved claimant’s circumstances, or a statement that such an explanation will be provided to the Applicant free of charge upon request.”

5. Section 4.1 of the Plan is hereby amended by deleting the phrase “fifteen percent (15%)” in each place it appears in Section 4.1 and replacing each such occurrence with the phrase “twenty-five percent (25%)”.

6. Section 4.1(A) of the Plan is hereby amended by adding the following sentence to the end thereof:

“For Plan Years beginning on or after January 1, 2002, a Member’s Pre-Tax Contributions per Plan Year under this Plan and all other plans, contracts or arrangements of the Employer shall not exceed a maximum dollar limitation provided under Section 402(g) of the Code, as adjusted by the Secretary of the Treasury or his delegate for cost-of-living increases pursuant to Section 402(g) of the Code, except to the extent permitted under Section 4.1(C) of the Plan with respect to Catch-Up Contributions, as defined therein.”

7. Effective July 1, 2002, Section 4.1 of the Plan is hereby amended by adding the following subsection 4.1(C) to the Plan, to read in its entirety as follows:

“C. Catch-Up Contributions: Effective July 1, 2002, each Member who may elect to make Pre-Tax Contributions under Section 4.1(A) of this Plan and who has attained age 50 before the close of the Plan Year shall be eligible to elect to make ‘catch-up contributions’ in accordance with, and subject to the limitations of, of Section 414(v) of the Code (‘Catch-Up Contributions’), in the form and manner prescribed by the Committee. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. Additionally, such Catch-Up Contributions shall not participate in, or be considered in determining, the amount of Employer Contributions under Section 4.2 of the Plan. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions.”

8. Section 7.4 of the Plan is hereby amended by adding the following sentence to the end thereof:

“Effective January 1, 2002, subject to the other provisions of this Section 7.4 and this Plan, a termination of Service for purposes of this Section 7.4 shall include a Member’s “severance from employment” under Section 401(k)(2)(B)(i)(I) of the Code, occurring on or after January 1, 2002.”

9. The third paragraph of Section 8.1 of the Plan is hereby amended by adding the following sentence to the end thereof:

“As of April 1, 2003 or, if later, the ninety-first day following delivery of notice to Members describing the elimination from this Plan of payment options as provided under the Profit Sharing Plan and the ESOP, such payment options shall be eliminated under this Plan for distributions to any Member whose Distribution Date is on or after said date.”

10. The first sentence of the fourth paragraph of Section 8.1 of the Plan is hereby amended in its entirety to read as follows:

“If the amount to which a terminated Member is entitled is not more than $5,000, including the balance of such Member’s Rollover Account, such amount shall be paid to the Member as soon as practicable after his Distribution Date; if such amount is in excess of $5,000, the distribution shall be made only if the Member so consents.”

11. Section 8.5(B)(a) of the Plan is hereby amended by adding the following paragraph to the end thereof:

“Effective January 1, 2002, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan. Additionally, effective January 1, 2002, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.”

12. Section 8.5(B)(b) of the Plan is hereby amended in its entirety to read as follows:

“(b) Eligible Retirement Plan: An eligible retirement plan is (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code, (iii) an annuity plan described in Section 403(a) of the Code, (iv) an annuity contract described in Section 403(b) of the Code, (v) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or (vi) a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, prior to January 1, 2002, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.”

13. The definition of “Maximum Permissible Amount” in Section 12(III)(4) of the Plan is hereby amended in its entirety to read as follows:

“4. Maximum Permissible Amount: Except to the extent permitted under Section 4.1(C) of the Plan with respect to Catch-Up Contributions and Section 414(v) of the Code, if applicable, for a Limitation Year, the Maximum Permissible Amount with respect to any Member shall be the lesser of:

A. $40,000, as adjusted by the Secretary of the Treasury or his delegate pursuant to Code Section 415(d); or

B. 100% of the Member’s compensation, within the meaning of Section 415(c)(3) of the Code, for the Limitation Year. The compensation limit referred to in this clause (B) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

The foregoing notwithstanding, the Maximum Permissible Amount shall not include contributions related to qualified military service under Section 3.12 of the Plan.”

14. The definition of “Compensation” in Section 12(III)(5) of the Plan is hereby amended by adding the following sentence to the end thereof:

“The foregoing notwithstanding, for purposes of applying the limitations in this Article for Limitation Years beginning on or after January 1, 2002, Compensation shall be limited to $200,000 (or such other amount provided under Section 401(a)(17) of the Code), as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.”

15. Section 13(III)(8) of the Plan is hereby amended in its entirety to read as follows:

“8. Annual Additions: With respect to each Limitation Year, the total of the Employer Contributions, Pre-Tax Contributions, After-Tax Contributions. Forfeitures, and amounts described in Code Sections 415(l) and 419A(d)(2) which are allocated to a Member’s Account; excluding, however, any Catch-Up Contributions permitted under Section 4.1(C) of the Plan.”

16. The last sentence in the first paragraph of Section 13.3 of the Plan is hereby amended to read as follows:

“For this purpose, the percentage with respect to a Key Employee will be determined by dividing the contributions (including Forfeitures) made for such Key Employee by his total compensation (as defined in Section 415 of the Code) not in excess of $200,000 (or such other amount provided under Code Section 401(a)(17)) for the Plan Year.”

17. The first sentence in Section 13.4 of the Plan is hereby amended to read as follows:

“The annual compensation of a Member taken into account under this Article XIII and under Section 1.11 for purposes of computing benefits under this Plan will not exceed $200,000 (or such other amount provided under Section 401(a)(17) of the Code), as adjusted by the Secretary of the Treasury or his delegate for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.”

18. Article XIII of the Plan is hereby amended by adding the following new Section 13.8 to the end thereof:

“13.8. Modification of Top-Heavy Rules:

(a) Effective Date. This Section shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years, and, as applicable, amends this Article XIII of the Plan.

(b) Determination of Top-Heavy Status.

1. ‘Key Employee’ means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of a Considered Company having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of a Considered Company, or a 1-percent owner of a Considered Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

2. This subparagraph (2) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date.

(A) Distributions during year ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting ‘5-year period’ for ‘1-year period.’

(B) Employees not performing services during the year ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for a Considered Company during the 1-year period ending on the Determination Date shall not be taken into account.

(c) Minimum Benefits. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.”

19. Article XIV of the Plan is hereby amended by adding the following new Section 14.11 to the end thereof:

“14.11. Multiple Use Test. The multiple use test described in Treasury Regulation Section 1.401(m)- 2 shall not apply for Plan Years beginning after December 31, 2001.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer this      day of                     , 2002, but effective as specified herein.

CABOT OIL & GAS CORPORATION

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